Exhibit 10.1
May 12th, 2023
Lisa Gimbel
(address redacted)

Dear Lisa:
PubMatic, Inc. (the “Company” or “PubMatic”), a Delaware corporation, is pleased to confirm our offer to you for the position of Chief Accounting Officer at our Redwood City office in the Finance department. Upon joining, you will initially report to Steve Pantelick, Chief Financial Officer. The terms of our offer and benefits currently provided by the Company include the following:
Start Date. Your anticipated start date is June 5th, 2023. If your start date will differ from this date, please notify PubMatic at your earliest convenience.
Starting Salary. For your services rendered to PubMatic, during your employment you will receive an initial base salary at an annual rate of $340,000. Your base salary will be paid in periodic installments in accordance with PubMatic’s regular payroll practices and will be subject to applicable withholdings and deductions.
Bonus. You will be eligible to receive a performance bonus with an on-target bonus amount of $85,000 per annum. The bonus is prorated based on start date and paid annually, based on achievement of goals, individual and/or Company targets, and your performance review. You must be actively employed by the Company through the applicable bonus payment date in order to be eligible to receive your bonus (or any portion thereof). The complete terms and conditions of this bonus are set forth in a separate bonus plan for the specific bonus program applicable to you. Your bonus, if any, will be subject to applicable withholdings and deductions.
Benefits. In addition, you will be eligible to participate in regular health insurance and other employee benefit plans established by the Company for its employees from time to time, in accordance with the terms of the applicable plan documents.
Equity. Under the Company’s 2020 Equity Incentive Plan or any successor equity plan (the “Plan”), and subject to approval by the Company’s Board of Directors (the “Board”) or its delegates, the Company plans to grant you an award of restricted stock units (“RSUs”) with an aggregate value of $400,000 If approved, the number of RSUs granted will be determined by using the fair market value of the Company’s Common Stock, based on the methodology adopted by the Board as of your grant date, and rounded to the nearest number of RSUs. RSUs will vest subject to the satisfaction of your continued employment with the Company and on a vesting schedule set forth in your applicable grant agreement. In all cases, the RSUs will be subject to the terms and conditions of the Plan, the applicable grant agreement, and applicable law. Please note that the grant of such RSUs by the Company is subject to approval and this promise to recommend such approval is not a promise of compensation and is not intended to create any obligation on the part of the Company.
At Will Employment. While we look forward to a rewarding and meaningful employment relationship, should you decide to accept our offer, you will be an at-will employee of the Company, which means the employment relationship can be terminated by either of us for any reason, at any time, with or without prior notice and with or without cause. Any statements or representations to the contrary (and, indeed, any statements contradicting any provision in this letter) should be regarded by you as ineffective. Further, your participation in any incentive or benefit program is not to be regarded as an entitlement to continuing employment for any particular period of time. Although your job duties, title, compensation, and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, any modification or change in your at-will employment status may only occur by way of a written agreement signed by the Chief Executive Officer of the Company.
Authorization to Work. In accordance with the Immigration Reform and Control Act of 1986, employers must complete a Form I-9 Employment Eligibility Verification for all new hires in the United States, regardless of
PubMatic, Inc. 601 Marshall Street, Redwood City, CA 94063 - (650) 331 3485

citizenship, within three business days of commencement of employment. To comply with this requirement, within three business days of your start date, you must present valid documentation verifying your identity and demonstrating that you have authorization to work for the Company in the United States. If you have questions about this requirement, you may contact our office.
Arbitration.
IMPORTANT: PLEASE BE ADVISED THAT THIS AGREEMENT CONTAINS PROVISIONS THAT GOVERN HOW CLAIMS BETWEEN YOU AND THE COMPANY CAN BE BROUGHT. PLEASE REVIEW THIS SECTION REGARDING ARBITRATION CAREFULLY, AS IT REQUIRES YOU TO RESOLVE ALL DISPUTES WITH THE COMPANY ON AN INDIVIDUAL BASIS AND, WITH LIMITED EXCEPTIONS, THROUGH FINAL AND BINDING ARBITRATION.
You and PubMatic agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, interpretation, applicability, arbitrability, or scope of this agreement, or that arise out of or relate to your employment, the terms and conditions of employment, or the termination of your employment (collectively, “Claims”), shall be resolved to the fullest extent permitted by law by final, binding, and (to the extent permitted by law) confidential arbitration as provided for below (the “Arbitration Agreement”). Claims subject to this Arbitration Agreement shall (a) include, but not be limited to, as applicable, Claims pursuant to any federal, state or local law, ordinance, regulation, or statute, including (without limitation) the Age Discrimination in Employment Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act of 1990; the federal Fair Labor Standards Act; the Equal Pay Act; the Family and Medical Leave Act; the Worker Retraining Notification Act; the Genetic Information Nondiscrimination Act of 2008; the Families First Coronavirus Response Act; the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act; the American Rescue Plan Act of 2021; the California Fair Employment and Housing Act; the California Pregnancy Disability Leave Law; the California Family Rights Act; the California Constitution; any Wage Orders promulgated by the California Industrial Welfare Commission as well as any related wage and hour law or regulation as set forth in the California Labor Code and the opinions issued by the California Department of Labor Standards Enforcement; the New York State Human Rights Law; the New York City Human Rights Law; the New York State Labor Law; any other applicable state or local laws, rules or regulations; and Claims pursuant to any common law, tort law or contract law, including (without limitation) breach of contract or other promise, discrimination, retaliation, wrongful discharge, fraud, misrepresentation, defamation, and emotional distress, and (b) exclude Claims that by law are not subject to arbitration such as those involving sexual assault and/or sexual harassment as those terms are defined in the federal Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act of 2021.
The terms and conditions relating to binding arbitration are as follows:
(1)This Arbitration Agreement provides the sole and exclusive method of resolving Claims between you and PubMatic, except where otherwise prohibited by law. Nothing in this Arbitration Agreement shall affect or restrict your right to file an administrative charge, cooperate, or speak with any federal, state or local government agency (including, but not limited to, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the Department of Labor, or any state or local human rights or law enforcement agency). However, the parties agree that, to the fullest extent permitted by law, arbitration shall be the exclusive remedy for the subject matter of any administratively filed Claims commenced by you or brought on your behalf.
(2)Except as specifically provided herein, the Federal Arbitration Act shall govern the interpretation and enforceability of this Arbitration Agreement, and any arbitration proceedings pursuant of this Arbitration Agreement. The law applied by an arbitrator shall be the law of the state of the PubMatic office to which you report.

(3)Any demand for arbitration of Claims by you or PubMatic must be made to the other in writing. All applicable statutes of limitations in the law of the state of the PubMatic office to which you report will apply to the Claims that are the subject of the demand for such arbitration.
(4)The Claim(s) shall be submitted to, and decided by a single, neutral arbitrator selected from, Judicial Arbitration and Mediation Services (JAMS) (or its successors) under the JAMS Employment Arbitration Rules and Procedures, available online at jamsadr.com/rules-employment-arbitration/. To the extent that the Employment Arbitration Rules and Procedures do not apply, the dispute shall be governed by the JAMS Comprehensive Arbitration Rules & Procedures, available online at jamsadr.com/rules-comprehensive-arbitration/. If you are unable to access these rules, please notify Human Resources and you will be provided with a hardcopy. The arbitration proceedings shall be conducted in San Francisco, California or New York, New York, depending on whether you report to the PubMatic offices in Redwood City, California or New York, New York, respectively.
(5)The decision of the arbitrator shall be final and binding on you and PubMatic, subject to the right to seek judicial review in accordance with applicable law. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of all Claims and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. Any right of review of the arbitrator’s decision shall be governed by the applicable civil procedure rules.
(6)PubMatic shall pay all fees charged by JAMS related to the arbitration of Claims. If you are represented by counsel, you will be responsible for your own attorneys’ fees and costs, subject to any fees and costs awarded by the arbitrator (when available under applicable law).
(7)You and PubMatic shall be entitled to engage in reasonable discovery, including depositions, interrogatories, requests for production of documents and things, requests for admissions, physical and mental examinations, expert discovery, and the issuance of subpoenas. Any disputes concerning discovery, including limitations thereon, shall be decided by the arbitrator. The arbitrator shall have the power and authority to impose evidentiary or monetary sanctions, including the payment of attorneys’ and/or arbitrator’s fees, in accordance with the applicable state’s law.
(8)This Arbitration Agreement shall be binding upon your heirs, administrators, executors, successors, and assigns, and shall inure to the benefit of any successors or assigns of PubMatic.
(9)Nothing in this Arbitration Agreement is intended to prevent either you or the Company from obtaining injunctive relief in a court of law regarding the improper use, disclosure or misappropriation of a party’s private, proprietary, confidential or trade secret information.
(10)Arbitration shall proceed solely on an individual basis without the right for any Claims to be arbitrated on a class, consolidated, or collective-action basis or on bases involving claims brought in a purported representative capacity on behalf of others. The arbitrator’s authority to resolve and make written awards is limited to Claims between you and PubMatic alone. Claims may not be joined or consolidated unless agreed to in writing by all parties. No arbitration award or decision will have any preclusive effect as to issues or claims in any dispute with anyone who is not a named party to the arbitration.
You understand that agreeing to this Arbitration Agreement does not affect your status as an at-will employee in any way. You agree and represent that you have had the opportunity to consult an attorney of your choice to obtain legal advice regarding the import and effect of this Arbitration Agreement. You acknowledge your voluntary agreement to this Arbitration Agreement by signing this letter. PubMatic reserves the right to amend this Arbitration Agreement at any time, upon reasonable notice.

In the event a court of competent jurisdiction rules that one or more of the above terms, conditions, or provisions of this Arbitration Agreement are void or unenforceable, such term(s), condition(s), or provision(s) shall be severed and the remainder of such terms, conditions, or provisions enforced.
Confidentiality; Compliance with Policies. As an employee of the Company, you will have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, as a condition of your employment you will be required to sign the Company’s EMPLOYMENT, CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. A copy of that agreement is attached hereto as Exhibit C. We wish to impress upon you that we do not want you to, and we hereby direct you not to bring with you any confidential or proprietary material of any former employer or to violate any other obligations you may have to any former employer. You will disclose to the Company in writing any other gainful employment, business, or activity that you are currently associated with or participate in that competes with the Company.
Complete Agreement. This offer letter (together with the EMPLOYMENT, CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT), represents the entire agreement between you and the Company with respect to the material terms and conditions of your employment, and supersedes and replaces any and all prior verbal or written discussions, negotiations and/or agreements between you and the Company relating to the subject matter hereof.
Counterparts. This offer letter may be executed (i) in counterparts, each of which shall be an original, with same effect as if the signatures hereto were on the same instrument; and (ii) by facsimile or pdf. The parties agree that such facsimile or pdf signatures shall be deemed original signatures for all purposes.
Acceptance. If you decide to accept our offer, and I hope you will, please sign the enclosed copy of this letter in the space indicated. Your signature will acknowledge that you have read and understood and agreed to the terms and conditions of this offer letter and the attached documents. This offer is contingent upon successful completion of a background investigation and reference checks.
Electronic Signature Affirmation. If signed electronically, I agree, and it is my intent, to sign this record/document and affirmation by electronic signature such as AdobeSign or DocuSign and by electronically submitting this record/document to the Company. I understand that my signing and submitting this record/document in this fashion is the legal equivalent of having placed my handwritten signature on the submitted record/document and this affirmation. I understand and agree that by electronically signing and submitting this record/document in this fashion I am affirming the truth of the information contained herein.
We look forward to the opportunity to welcome you to the Company.
Very truly yours,

_/s/ Rajeev Goel_______
Rajeev Goel
Co-founder & CEO

The provisions of this offer of employment have been read, are understood, and the offer is herewith accepted. I understand that my employment is contingent upon completion of the attached Criminal Background Questionnaire, eligibility to work in the United States, execution of the “Employment, Confidential Information and Invention Assignment Agreement,” or any other contingencies the employer needs to include and may also be subject to background and reference checks. You are hereby advised that nothing in this offer of employment, Arbitration Agreement, or “Employment, Confidential Information and Invention Assignment Agreement” precludes you from speaking with or filing a charge with any federal, state, or local agency authorized to enforce the law, including without limitation, the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, state or local human rights agencies, or an attorney retained by you.
This offer shall remain open until Tuesday, May 16th, 2023. Any acceptance received after this date will be considered invalid.
I, ____Lisa Gimbel_______________________, accept this offer on __May 12, 2023_________

/s/ Lisa Gimbel_____________________
Signature
Actual start date: __June 5, 2023________